MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



May 28, 2004

Wells Financial Corp.
53 First Street, S.W.
Wells, Minnesota  56097

                  RE:      Registration Statement on Form S-8:
                           ----------------------------------
                           Wells Financial Corp. 2003 Stock Option Plan
                           Wells Federal Bank 2003 Stock Bonus Plan

Gentlemen:

         We have acted as special counsel to Wells Financial Corp., a Minnesota corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 170,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 120,000 shares of Common Stock granted under the Wells Financial Corp. 2003 Stock Option Plan, and (ii) upon the award of 50,000 shares of Common Stock under the Wells Federal Bank 2003 Stock Bonus Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                    Sincerely,




                                                    /s/Malizia Spidi & Fisch, PC
                                                    ----------------------------
                                                    Malizia Spidi & Fisch, PC